                                  EXHIBIT 21.1
                           BENTON OIL AND GAS COMPANY
                              LIST OF SUBSIDIARIES
                              --------------------


                                                                                                           JURISDICTION
                           NAME                                                                          OF INCORPORATION
                           ----                                                                          ----------------

Benton Oil and Gas Company of Louisiana
(Named changed from Energy Partners in January 1994)                                                      California

Benton Oil de Venezuela, C.A.                                                                             Venezuela

Benton-Vinccler, C.A.*                                                                                    Venezuela





* All subsidiaries are wholly-owned by Benton Oil and Gas Company, except Benton-Vinccler, C.A. which, effective March 4, 1994, is owned 80% by Benton Oil and Gas Company.